Exhibit 99

Acadia Healthcare Reports Third Quarter 2022 Results

Same Facility Revenue Increases 10.2%

FRANKLIN, Tenn.--(BUSINESS WIRE)--October 31, 2022--Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the third quarter ended September 30, 2022.

Third Quarter Highlights

  Revenue totaled $666.7 million, an increase of 13.5% over the third quarter of 2021
  Same facility revenue increased 10.2% compared to the third quarter of 2021, including an increase in revenue per patient day of 6.9% and an increase in patient days of 3.1%
  Net income attributable to Acadia totaled $71.1 million, or $0.78 per diluted share, and adjusted income from continuing operations attributable to Acadia stockholders totaled $73.3 million, or $0.86 per diluted share, which included $0.06 of income from the Provider Relief Fund (“PRF”) established under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act
  Adjusted EBITDA totaled $162.8 million, which included $7.7 million of income from the PRF established under the CARES Act
  Opened a de novo children’s hospital in Chicago, a joint venture facility in Knoxville, and two new Comprehensive Treatment Centers (“CTCs”)

Third Quarter Results

The Company reported revenue of $666.7 million for the third quarter of 2022, compared with $587.6 million for the third quarter of 2021. Adjusted EBITDA was $162.8 million for the third quarter of 2022, compared with $141.9 million for the same period last year. Excluding income from the PRF, Adjusted EBITDA was $155.1 million for the third quarter of 2022.

The Company recorded income from the PRF of $7.7 million in the third quarter of 2022. The Company will continue to review the remaining $14.2 million of American Rescue Plan (“ARP”) Rural Payments held on its balance sheet as of September 30, 2022, for the potential recognition of additional income. Financial guidance for 2022 does not include the recognition of additional income in the fourth quarter of 2022 beyond the $16.2 million recorded in the nine months ended September 30, 2022.

Net income attributable to Acadia stockholders for the third quarter of 2022 was $71.1 million, or $0.78 per diluted share. Adjusted income from continuing operations attributable to Acadia stockholders was $0.86 per diluted share for the third quarter of 2022. Excluding income from the PRF, adjusted income from continuing operations was $0.80 per diluted share for the third quarter of 2022. Adjustments to income include transaction-related expenses and the income tax effect of adjustments to income. A reconciliation of all non-GAAP financial results in this press release begins on page 10.

For the third quarter of 2022, Acadia’s same facility revenue increased 10.2% compared with the third quarter of 2021, including an increase in revenue per patient day of 6.9% and an increase in patient days of 3.1%.

Chris Hunter, Chief Executive Officer of Acadia Healthcare Company, remarked, “We continued to see robust demand for our behavioral healthcare services during the third quarter. We executed our strategy with favorable results across our key performance metrics including continued navigation through a tight labor market. We are fortunate to have an experienced and dedicated team of employees and clinicians across our operations who have worked tirelessly to meet the needs of those seeking treatment for mental health and substance use issues.

Strategic Investments for Long-Term Growth

“We have progressed on our key growth initiatives across all our service lines this year. We continue to make critical investments in our business to support sustained long-term growth through four distinct pathways. Facility expansions are our first and most efficient growth pathway as we can expand services in established markets with our existing infrastructure and experienced staff. We added 132 beds to our existing facilities during the third quarter, bringing our total number of bed additions to 210 for the first nine months of the year. We are on track to meet our goal of adding approximately 300 beds in 2022.

“For our second growth pathway, we continue to develop wholly owned de novo facilities that meet the critical demand for behavioral healthcare services in underserved markets. There are significant opportunities across the country to address this unmet need at the local community level. We opened a 60-bed children’s hospital in early July, as the first stage of our Montrose Behavioral Health Hospital operations in Chicago. In addition to the children’s hospital, we expect to begin operations at our 101-bed adult hospital and the outpatient facility in 2023 following the renovations of these facilities.

“We continue to identify opportunities to expand our network of CTCs to address the critical need for addiction treatment, specifically for patients dealing with opioid use disorder. During the third quarter, we opened new CTCs in Indiana and Florida. This brings our total to four CTCs opened this year, supporting our objective to open at least six new CTCs in 2022. As the opioid crisis has continued to escalate across the country, our CTC facilities and programs are playing a vital role in addressing this national epidemic.

“A third important pathway for growth for Acadia is forming strategic partnerships with leading health systems across the country. We are proud to work with a growing number of premier health systems to expand behavioral healthcare treatment options in their respective communities. By working together, we can leverage our behavioral health expertise and implement best practices to deliver high quality care and positive clinical outcomes for more patients. During the third quarter, we opened a new facility with our joint venture partner, Covenant Health, in Knoxville, Tennessee. We also broke ground on a new state-of-the-art behavioral health treatment and teaching hospital with our joint venture partner, Henry Ford Health, in the Detroit, Michigan metropolitan area. We expect to commence operations at Maple Heights Behavioral Health, our joint venture with Lutheran Health Network of Indiana during the fourth quarter. An important aspect of many of our joint venture partnerships is the academic focus and training of future clinicians. During the quarter, our Belmont Behavioral Health Hospital in Philadelphia entered into a formal affiliation agreement with Thomas Jefferson University’s Sidney Kimmel Medical College and Jefferson Health in Philadelphia, Pennsylvania, to further teaching and clinical care opportunities for students in behavioral healthcare.

“For our fourth pathway, we focus on identifying strategic acquisition opportunities that allow us to leverage our scale and expertise, make necessary investments for expansion and add service offerings to further enhance the continuum of care. We are fortunate to have a strong balance sheet that supports our ability to pursue acquisitions along with opportunities through our other important growth pathways,” added Hunter.

Cash and Liquidity

Maintaining a strong financial position is a top priority for Acadia, providing the flexibility to pursue its growth initiatives and make strategic investments in its business. As of September 30, 2022, the Company had $93.4 million in cash and cash equivalents. The Company had $515 million available under its $600 million revolving credit facility and its net leverage ratio was approximately 2.1x as of September 30, 2022.

During the third quarter, the Company substantially completed its repayment of amounts received pursuant to the Medicare Accelerated and Advanced Payment Program under the CARES Act. Of the $45.2 million of advanced payments received in 2020, the Company repaid a total of $25.1 million in 2021 and made additional payments of $18.9 million through the first nine months of 2022. The Company will pay off the remaining balance of $1.2 million in the fourth quarter of 2022. In the third quarter of 2022, the Company repaid the remaining half of the approximately $39.3 million of 2020 payroll tax deferrals, which eliminated this liability.

Financial Guidance

Acadia today narrowed its previously announced financial guidance for 2022, as follows:

2022 Guidance Range
Revenue	$2.58 to $2.60 billion
Adjusted EBITDA, including income from the PRF	$611 to $621 million
Adjusted EBITDA, excluding income from the PRF	$595 to $605 million
Adjusted earnings per diluted share, including
income from the PRF	$3.13 to $3.23
Adjusted earnings per diluted share, excluding
income from the PRF	$3.00 to $3.10
Interest expense	Approximately $70 million
Tax rate	25% to 26%
Depreciation and amortization expense	Approximately $120 million
Stock compensation expense	Approximately $30 million
Operating cash flows	$360 to $400 million
Expansion capital expenditures	$210 to $230 million
Maintenance capital expenditures	Approximately $60 million

The Company’s guidance does not include the impact of any future acquisitions, divestitures or transaction-related expenses.

Looking Ahead

Hunter added, “We look forward to hosting Acadia’s first Investor Day on Wednesday, December 7, 2022, in New York City. Our management team will provide an in-depth look at our diverse service lines and our strategic initiatives to advance our leadership position in the behavioral healthcare industry.

“We are excited about the opportunities ahead for Acadia, as we remain focused on our primary objective to extend our market reach through our four defined growth pathways. Demand for our services continues to grow, and we believe we are well positioned to maintain our strong growth trajectory and meet our development targets for the year. Without question, the critical need for behavioral health treatment has become a primary focus for health officials, medical professionals, and lawmakers across the country, with depression and anxiety issues further amplified by the strains of the COVID-19 pandemic. Recent data from the Centers for Disease Control and Prevention showed the U.S. suicide rate rose four percent in 2021 after two consecutive years of declines, highlighting the critical need for early assessment and intervention. As a leading provider of behavioral healthcare services, we play a vital role in addressing this need, and we believe we have the right strategy in place to make a positive difference. We are proud of the important work we are doing as we continue to pursue a strategic direction that delivers greater value for our patients, the communities we serve, and our stockholders.”

Conference Call

Acadia will hold a conference call to discuss its third quarter financial results at 9:00 a.m. Eastern Time on November 1, 2022. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The webcast of the conference call will be available for 30 days.

About Acadia

Acadia is a leading provider of behavioral healthcare services across the United States. As of September 30, 2022, Acadia operated a network of 242 behavioral healthcare facilities with approximately 10,800 beds in 39 states and Puerto Rico. With more than 22,500 employees serving approximately 70,000 patients daily, Acadia is the largest stand-alone behavioral healthcare company in the U.S. Acadia provides behavioral healthcare services to its patients in a variety of settings, including inpatient psychiatric hospitals, specialty treatment facilities, residential treatment centers and outpatient clinics.

Forward-Looking Information

This press release contains forward-looking statements. Generally, words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this press release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) the impact of the COVID-19 pandemic, including, without limitation, disruption to the U.S. economy and financial markets; reduced admissions and patient volumes; and increased costs relating to labor, supply chain and other expenditures; (ii) the impact of vaccine and other pandemic-related mandates imposed by local, state and federal authorities; (iii) potential difficulties in successfully integrating the operations of acquired facilities or realizing the expected benefits and synergies of our facility expansions, acquisitions, joint ventures and de novo transactions; (iv) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (v) potential reductions in payments received by Acadia from government and third-party payors; (vi) the occurrence of patient incidents, governmental investigations, litigation and adverse regulatory actions, which could adversely affect the price of our common stock and result in substantial payments and incremental regulatory burdens; (vii) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; (viii) potential disruptions to our information technology systems or a cybersecurity incident; and (ix) potential operating difficulties, labor costs, client preferences, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategies. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(In thousands, except per share amounts)

Revenue	$666,732	$587,559	$1,935,104	$1,720,914

Salaries, wages and benefits (including equity-based compensation expense of $7,240, $8,923, $21,745 and $24,988, respectively)	352,582	309,118	1,027,732	922,684
Professional fees	40,367	35,602	117,718	101,915
Supplies	25,570	23,743	74,291	67,698
Rents and leases	11,339	9,658	33,780	28,690
Other operating expenses	88,993	76,502	255,355	222,263
Income from provider relief fund	(7,656)	—	(16,206)	—
Depreciation and amortization	29,573	27,805	87,627	78,349
Interest expense, net	18,003	15,706	50,355	61,420
Debt extinguishment costs	—	—	—	24,650
Loss on impairment	—	1,079	—	24,293
Transaction-related expenses	10,859	3,035	18,381	9,320
Total expenses	569,630	502,248	1,649,033	1,541,282
Income from continuing operations before income taxes	97,102	85,311	286,071	179,632
Provision for income taxes	24,056	17,411	69,183	42,948
Income from continuing operations	73,046	67,900	216,888	136,684
Loss from discontinued operations, net of taxes	—	—	—	(12,641)
Net income	73,046	67,900	216,888	124,043
Net income attributable to noncontrolling interests	(1,947)	(1,774)	(4,873)	(3,686)
Net income attributable to Acadia Healthcare Company, Inc.	$71,099	$66,126	$212,015	$120,357

Basic earnings per share attributable to Acadia Healthcare Company, Inc. stockholders:
Income from continuing operations attributable to Acadia Healthcare Company, Inc.	$0.79	$0.74	$2.37	$1.50
Loss from discontinued operations	—	—	—	$(0.14)
Net income attributable to Acadia Healthcare Company, Inc.	$0.79	$0.74	$2.37	$1.36

Diluted earnings per share attributable to Acadia Healthcare Company, Inc. stockholders:
Income from continuing operations attributable to Acadia Healthcare Company, Inc.	$0.78	$0.73	$2.31	$1.47
Loss from discontinued operations	—	—	—	$(0.14)
Net income attributable to Acadia Healthcare Company, Inc.	$0.78	$0.73	$2.31	$1.33

Weighted-average shares outstanding:
Basic	89,833	88,962	89,607	88,684
Diluted	91,723	90,889	91,668	90,604

Acadia Healthcare Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
	2022	2021
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$93,419	$133,813
Accounts receivable, net	315,999	281,332
Other current assets	112,238	79,886
Total current assets	521,656	495,031
Property and equipment, net	1,908,993	1,771,159
Goodwill	2,207,912	2,199,937
Intangible assets, net	75,920	70,145
Deferred tax assets	2,983	3,080
Operating lease right-of-use assets	135,627	133,761
Other assets	90,014	94,965
Total assets	$4,943,105	$4,768,078

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$21,250	$18,594
Accounts payable	116,045	98,575
Accrued salaries and benefits	109,654	137,845
Current portion of operating lease liabilities	25,770	23,348
Other accrued liabilities	128,294	126,499
Total current liabilities	401,013	404,861
Long-term debt	1,379,306	1,478,626
Deferred tax liabilities	94,446	74,368
Operating lease liabilities	117,473	116,841
Other liabilities	118,923	110,505
Total liabilities	2,111,161	2,185,201
Redeemable noncontrolling interests	88,236	65,388
Equity:
Common stock	899	890
Additional paid-in capital	2,650,545	2,636,350
Retained earnings (accumulated deficit)	92,264	(119,751)
Total equity	2,743,708	2,517,489
Total liabilities and equity	$4,943,105	$4,768,078

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
	(In thousands)
Operating activities:
Net income	$216,888	$124,043
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	87,627	78,349
Amortization of debt issuance costs	2,440	3,265
Equity-based compensation expense	21,745	24,988
Deferred income taxes	20,176	8,995
Loss from discontinued operations, net of taxes	—	12,641
Debt extinguishment costs	—	24,650
Loss on impairment	—	24,293
Other	2,422	881
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(35,538)	(8,610)
Other current assets	(28,692)	(2,758)
Other assets	3,373	(15,846)
Accounts payable and other accrued liabilities	7,729	6,358
Accrued salaries and benefits	(8,831)	18,820
Other liabilities	10,303	(11,633)
Government relief funds	(32,617)	(12,058)
Net cash provided by continuing operating activities	267,025	276,378
Net cash provided by discontinued operating activities	—	253
Net cash provided by operating activities	267,025	276,631

Investing activities:
Cash paid for capital expenditures	(208,792)	(156,624)
Proceeds from U.K. Sale	—	1,511,020
Settlement of foreign currency derivatives	—	(84,795)
Proceeds from sale of property and equipment	1,784	1,792
Cash paid for purchase of finance lease	—	(31,401)
Other	(6,802)	3,106
Net cash (used in) provided by investing activities	(213,810)	1,243,098

Financing activities:
Borrowings on long-term debt	—	425,000
Borrowings on revolving credit facility	—	430,000
Principal payments on revolving credit facility	(85,000)	(330,000)
Principal payments on long-term debt	(13,281)	(5,313)
Repayment of long-term debt	—	(2,227,935)
Payment of debt issuance costs	—	(7,964)
Repurchase of shares for payroll tax withholding, net of proceeds from stock option exercises	(7,541)	16,072
Contributions from noncontrolling partners in joint ventures	13,178	1,800
Distributions to noncontrolling partners in joint ventures	(1,004)	(926)
Other	39	(6,914)
Net cash used in financing activities	(93,609)	(1,706,180)

Effect of exchange rate changes on cash	—	4,067

Net decrease in cash and cash equivalents	(40,394)	(182,384)
Cash and cash equivalents at beginning of the period	133,813	378,697
Cash and cash equivalents at end of the period	$93,419	$196,313

Acadia Healthcare Company, Inc.
Operating Statistics
(Unaudited, Revenue in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% Change	2022	2021	% Change
U.S. Same Facility Results (1)
Revenue	$640,343	$580,930	10.2%	$1,859,200	$1,703,906	9.1%
Patient Days	713,531	691,956	3.1%	2,110,129	2,068,842	2.0%
Admissions	45,445	45,192	0.6%	133,204	136,183	-2.2%
Average Length of Stay (2)	15.7	15.3	2.5%	15.8	15.2	4.3%
Revenue per Patient Day	$897	$840	6.9%	$881	$824	7.0%
Adjusted EBITDA margin (3)	30.5%	29.0%	150 bps	29.9%	28.0%	190 bps
Adjusted EBITDA margin excluding income from provider relief fund	29.3%	29.0%	30 bps	29.0%	28.0%	100 bps

U.S. Facility Results
Revenue	$666,732	$587,559	13.5%	$1,935,104	$1,720,914	12.4%
Patient Days	738,702	701,352	5.3%	2,179,805	2,088,477	4.4%
Admissions	47,692	45,246	5.4%	139,930	136,384	2.6%
Average Length of Stay (2)	15.5	15.5	-0.1%	15.6	15.3	1.7%
Revenue per Patient Day	$903	$838	7.7%	$888	$824	7.7%
Adjusted EBITDA margin (3)	28.7%	28.3%	40 bps	28.3%	27.7%	60 bps
Adjusted EBITDA margin excluding income from provider relief fund	27.5%	28.3%	-80 bps	27.4%	27.7%	-30 bps

(1) Same facility results for the periods presented include facilities we have operated for more than one year and exclude certain closed services.
(2) Average length of stay is defined as patient days divided by admissions.
(3) For the three and nine months ended September 30, 2022, includes income from provider relief fund of $7.7 million and $16.2 million, respectively.

Acadia Healthcare Company, Inc.
Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)

Net income attributable to Acadia Healthcare Company, Inc.	$71,099	$66,126	$212,015	$120,357
Net income attributable to noncontrolling interests	1,947	1,774	4,873	3,686
Loss from discontinued operations, net of taxes	—	—	—	12,641
Provision for income taxes	24,056	17,411	69,183	42,948
Interest expense, net	18,003	15,706	50,355	61,420
Depreciation and amortization	29,573	27,805	87,627	78,349
EBITDA	144,678	128,822	424,053	319,401

Adjustments:
Equity-based compensation expense (a)	7,240	8,923	21,745	24,988
Transaction-related expenses (b)	10,859	3,035	18,381	9,320
Debt extinguishment costs (c)	—	—	—	24,650
Loss on impairment (d)	—	1,079	—	24,293
Adjusted EBITDA	$162,777	$141,859	$464,179	$402,652

Adjusted EBITDA margin	24.4%	24.1%	24.0%	23.4%

Adjusted EBITDA excluding income from provider relief fund	$155,121	$141,859	$447,973	$402,652

Adjusted EBITDA margin excluding income from provider relief fund	23.3%	24.1%	23.1%	23.4%

See footnotes on page 12.

Acadia Healthcare Company, Inc.
Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to
Adjusted Income Attributable to Acadia Healthcare Company, Inc.
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands, except per share amounts)

Net income attributable to Acadia Healthcare Company, Inc.	$71,099	$66,126	$212,015	$120,357
Loss from discontinued operations, net of taxes	—	—	—	12,641

Adjustments to income:
Transaction-related expenses (b)	10,859	3,035	18,381	9,320
Debt extinguishment costs (c)	—	—	—	24,650
Loss on impairment (d)	—	1,079	—	24,293
Provision for income taxes	24,056	17,411	69,183	42,948
Adjusted income from continuing operations before income taxes attributable to Acadia Healthcare Company, Inc.	106,014	87,651	299,579	234,209
Income tax effect of adjustments to income (e)	(49,514)	22,508	-	62,709
Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc.	155,528	65,143	299,579	171,500
Income from provider relief fund, net of taxes	(5,579)	—	(11,809)	—
Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc. excluding income from provider relief fund	$149,949	$65,143	$287,770	$171,500

Weighted-average shares outstanding - diluted	91,723	90,889	91,668	90,604

Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc. per diluted share	$1.70	$0.72	$3.27	$1.89
Income from provider relief fund, net of taxes, per diluted share	(0.06)	—	(0.13)	—
Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc., excluding income from provider relief fund, per diluted share	$1.64	$0.72	$3.14	$1.89

See footnotes on page 12.

Acadia Healthcare Company, Inc.
Footnotes

We have included certain financial measures in this press release, including those listed below, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. These non-GAAP financial measures include, and are defined, as follows:

• EBITDA: net income attributable to Acadia Healthcare Company, Inc. adjusted for net income attributable to noncontrolling interests, loss from discontinued operations, net of taxes, provision for income taxes, net interest expense and depreciation and amortization.

• Adjusted EBITDA: EBITDA adjusted for equity-based compensation expense, transaction-related expenses, debt extinguishment costs and loss on impairment.

• Adjusted EBITDA excluding income from provider relief fund: Adjusted EBITDA adjusted for income from provider relief fund.

• Adjusted EBITDA margin: Adjusted EBITDA divided by revenue.

• Adjusted EBITDA margin excluding income from provider relief fund: Adjusted EBITDA excluding income from provider relief fund divided by revenue.

• Adjusted income from continuing operations before income taxes attributable to Acadia Healthcare Company, Inc.: net income attributable to Acadia Healthcare Company, Inc. adjusted for loss from discontinued operations, net of taxes, transaction-related expenses, debt extinguishment costs, loss on impairment and provision for income taxes.

• Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc.: Adjusted income from continuing operations before income taxes attributable to Acadia Healthcare Company, Inc. adjusted for the income tax effect of adjustments to income.

• Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc. excluding income from provider relief fund: Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc. adjusted for income from provider relief fund.

• Adjusted income attributable to Acadia Healthcare Company, Inc.: the sum of Adjusted income from continuing operations before income taxes attributable to Acadia Healthcare Company, Inc. and income tax effect of adjustments to income.

• Adjusted income attributable to Acadia Healthcare Company, Inc. excluding income from provider relief fund: Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc. adjusted for income from provider relief fund.

The non-GAAP financial measures presented herein are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The non-GAAP financial measures presented herein are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies. We have included information concerning the non-GAAP financial measures in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present similar non-GAAP financial measures when reporting their results. Because the non-GAAP financial measures are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures of other companies. Our presentation of these non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

The Company is not able to provide a reconciliation of projected Adjusted EBITDA and adjusted earnings per diluted share, where provided and whether including or excluding income from provider relief fund, to expected results due to the unknown effect, timing and potential significance of transaction-related expenses and the tax effect of such expenses.

(a) Represents the equity-based compensation expense of Acadia.

(b) Represents transaction-related expenses incurred by Acadia primarily related to termination, restructuring, management transition, acquisition and other similar costs.

(c) Represents debt extinguishment costs recorded during the first quarter of 2021 in connection with the redemption of the 5.625% senior notes and 6.500% senior notes and the termination of the prior credit facility.

(d) The Company opened a 260-bed replacement hospital in Pennsylvania and recorded a non-cash property impairment charge of $23.2 million for the existing facility during the second quarter of 2021. Additionally, during the third quarter of 2021, the Company recorded a $1.1 million non-cash property impairment charge for one facility in Louisiana resulting from hurricane damage.

(e) Represents the income tax effect of adjustments to income based on tax rates of 25.6% and 25.7% for the three months ended September 30, 2022 and 2021, respectively, and 25.6% and 26.8% for the nine months ended September 30, 2022 and 2021, respectively.

Contacts

Gretchen Hommrich
Vice President, Investor Relations
(615) 861-6000